Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in each Statement of Additional Information in Post-Effective Amendment Number 251 to the Registration Statement (Form N-1A, No. 033-02659) of Transamerica Funds and to the incorporation by reference of our reports dated December 27, 2017 on ClearTrack 2015, ClearTrack 2020, ClearTrack 2025, ClearTrack 2030, ClearTrack 2035, ClearTrack 2040, ClearTrack 2045, ClearTrack 2050, ClearTrack 2055, ClearTrack 2060, ClearTrack Retirement Income, Transamerica Asset Allocation – Conservative Portfolio, Transamerica Asset Allocation – Growth Portfolio, Transamerica Asset Allocation Intermediate Horizon, Transamerica Asset Allocation Long Horizon, Transamerica Asset Allocation – Moderate Growth Portfolio, Transamerica Asset Allocation – Moderate Portfolio, Transamerica Multi-Manager Alternative Strategies Portfolio, Transamerica Asset Allocation Short Horizon, Transamerica Balanced II, Transamerica Bond, Transamerica Capital Growth, Transamerica Concentrated Growth, Transamerica Core Bond, Transamerica Developing Markets Equity, Transamerica Dividend Focused, Transamerica Dynamic Allocation, Transamerica Dynamic Income, Transamerica Emerging Markets Debt, Transamerica Emerging Markets Equity, Transamerica Event Driven, Transamerica Flexible Income, Transamerica Floating Rate, Transamerica Global Equity, Transamerica Global Real Estate Securities, Transamerica Government Money Market, Transamerica Growth, Transamerica High Quality Bond, Transamerica High Yield Bond, Transamerica High Yield Muni, Transamerica Inflation-Protected Securities, Transamerica Inflation Opportunities, Transamerica Intermediate Bond, Transamerica Intermediate Muni, Transamerica International Equity, Transamerica International Equity Opportunities, Transamerica International Small Cap, Transamerica International Small Cap Value, Transamerica Large Cap Value, Transamerica Large Core, Transamerica Large Growth, Transamerica Large Value Opportunities, Transamerica Long/Short Strategy, Transamerica Mid Cap Growth, Transamerica Mid Cap Value, Transamerica Mid Cap Value Opportunities, Transamerica MLP & Energy Income, Transamerica Multi-Cap Growth, Transamerica Multi-Managed Balanced, Transamerica Short-Term Bond, Transamerica Small Cap Core, Transamerica Small Cap Growth, Transamerica Small Cap Value, Transamerica Small/Mid Cap Value, Transamerica Strategic High Income, Transamerica Total Return, Transamerica Unconstrained Bond and Transamerica US Growth, and the consolidated financial statements of Transamerica Global Multifactor Macro and Transamerica Managed Futures Strategy, included in the Annual Reports to Shareholders for the fiscal year/periods ended October 31, 2017.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

February 28, 2018